(SEE LEGEND AT THE END OF THIS SECURITY FOR
                     RESTRICTIONS ON TRANSFER AND CHANGE OF FORM)


                                DUQUESNE LIGHT COMPANY
                        First Collateral Trust Bond, Series E


       Original Issue Date:  APRIL   , 1998    Redeemable: Yes X  No
       Interest Rate:                                         ---    ---
       Stated Maturity:
       Issue Price (%):
       Interest Payment Dates: February 1, May 1, August 1 and November 1 Regular Record Dates: January 15, April 15, July 15 and October 15

                                   OID: Yes         No X
                                            ---       ---
                                   Total Amount of OID (%):  N.A.
                                   Yield to Maturity (%):  N.A.
                                   Initial Accrual
                                     Period OID (%):  N.A.
                                   (Constant - Yield Method)

                       This Security is not a Discount Security
                within the meaning of the within-mentioned Indenture.

                      _________________________________________



          Principal Amount                             No.
          $                                            CUSIP


               DUQUESNE LIGHT COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to



                            , or registered assigns, the principal sum of

          Dollars on the Stated Maturity specified above, and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 1, May 1, August 1 and November 1 in each year, commencing August 1, 1998, and at Maturity, at the Interest Rate per annum, if any, specified above, until the principal hereof is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15, April 15, July 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

               Payment of the principal of and premium, if any, on this Security and interest hereon at Maturity shall be made upon presentation hereof at the office of The First National Bank of Chicago in New York, New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest, if any, on this Security (other than interest at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such Person. Payment of the principal of and premium, if any, and interest, if any, on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

               This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under and equally secured by an Indenture of Mortgage and Deed of Trust, dated as of April 1, 1992 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and The Chase Manhattan Bank, trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated above.

               If any Interest Payment Date, any Redemption Date or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

               This Security is redeemable at the option of the Company in whole at any time, or in part, from time to time, on and after ___________, 2003, at a redemption price equal to 100% of the principal amount hereof so redeemed, plus accrued interest hereon to the Redemption Date.

               Notice of redemption shall be given by mail to Holders of Securities, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

               In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

               If an Event of Default shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

               As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company's entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee, in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of an interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and interest on this Security when due.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of The First National Bank of Chicago in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

               The Securities of this series are issuable only as registered Securities, without coupons, and except as otherwise provided in the Indenture, in denominations of $25 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series and tranche, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office of The First National Bank of Chicago in New York, New York or such other office or agency as may be designated by the Company from time to time.

               The Company shall not be required to issue and the Security Registrar shall not be required to register the transfer of or exchange of (a) Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

               No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

               The Indenture and the Securities shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

               As used herein "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York or other city in which is located any office or agency maintained for the payment of principal of or premium, if any, or interest on this Security, are authorized or required by law, regulation or executive order to remain closed. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

               Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



                                        DUQUESNE LIGHT COMPANY

                                        By
                                          ------------------------------
                                                  Treasurer

          Countersigned and Attested:



          By
            ----------------------------
                  Vice President

                            CERTIFICATE OF AUTHENTICATION


               This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

          Dated:
               -----------------------


          THE CHASE MANHATTAN BANK,          THE CHASE MANHATTAN BANK,
            AS TRUSTEE                         AS TRUSTEE



                                   OR        BY:  THE FIRST NATIONAL BANK
                                                  OF CHICAGO, AS
                                                  AUTHENTICATING AGENT


          By:                                     By:
             ------------------------                ----------------------
               Authorized Signatory                  Authorized Signatory



               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY AMOUNT PAYABLE THEREUNDER IS MADE PAYABLE TO CEDE & CO. OR SUCH OTHER NAME, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATED SECURITIES REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL HOLDERS HEREOF AS THEN CERTIFIED TO THE COMPANY BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THIS SECURITY MAY BE EXCHANGED FOR CERTIFICATED SECURITIES REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL OWNERS HEREOF ONLY IF
          (A) THE DEPOSITARY IS AT ANY TIME UNWILLING OR UNABLE TO CONTINUE AS DEPOSITARY AND A SUCCESSOR DEPOSITARY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS, OR (B) THE COMPANY ELECTS TO ISSUE CERTIFICATED SECURITIES TO BENEFICIAL OWNERS (AS CERTIFIED TO THE COMPANY BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY) OF ALL SECURITIES OF THE SERIES DESIGNATED ABOVE.

               FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto


          ----------------------------------------------------------------
          [please insert social security or other identifying number of assignee]


          ----------------------------------------------------------------
               [please print or typewrite name and address of assignee]



          the within Security of DUQUESNE LIGHT COMPANY and does hereby irrevocably constitute and appoint
                                            -----------------------------,
          Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.



          Dated:
                ---------------------



                                   ----------------------------------------
                                   Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.